Exhibit 1.2

Execution version

AMERICAN AIRLINES GROUP INC.

$1,000,000,000 6.50% Convertible Senior Notes due 2025

UNDERWRITING AGREEMENT

Dated: As of June 22, 2020

AMERICAN AIRLINES GROUP INC.

$1,000,000,000 6.50% Convertible Senior Notes due 2025

Underwriting Agreement

June 22, 2020

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

listed in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

American Airlines Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives (together, the “Representatives”), an aggregate of $1,000,000,000 principal amount of its 6.50% Convertible Senior Notes due 2025 (the “Initial Securities” and, together with the Option Securities (as defined below), the “Notes”) and, at the option of the Underwriters, up to an additional $150,000,000 principal amount of its 6.50% Convertible Senior Notes due 2025 (the “Option Securities” and, together with the Initial Securities and the Guarantee (as defined below), the “Securities”) if and to the extent that the Underwriters shall have determined to exercise their option to purchase such Option Securities granted to the Underwriters in Section 2 hereof, on the terms and conditions stated herein. The Notes will be convertible, as set forth in the General Disclosure Package and the Final Prospectus (each as defined below), at the option of the Company, into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), cash or a combination thereof.

The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (as defined below), by and among the Company, American Airlines, Inc. (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”), and will be guaranteed on an unsecured senior basis by the Guarantor pursuant to the Indenture (the “Guarantee”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Files No. 333-236503 and 333-236503-01) relating to the Company’s Debt Securities and Guarantees of such Debt Securities (including the Securities), Common Stock (including the Underlying Securities) and other securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this underwriting agreement (the “Agreement”), the Company will prepare and file a Final Prospectus (as defined herein) relating to the Securities in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such Final Prospectus that was omitted from the Original Registration Statement, but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Securities that omits Rule 430B Information, together with the base prospectus relating to the Company’s Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts, Units and Guarantees (the “base prospectus”) included in the Original Registration Statement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Securities and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Shares.

The term “Applicable Time” shall mean 5:30 P.M. (New York Time) on June 22, 2020.

The terms of the public offering of any of the Securities are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectuses identified in Item 1 of Schedule III hereto, all considered together.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment or supplement to the Registration Statement shall be deemed to include any document incorporated by reference after the effective date of such Registration Statement.

1. Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, represents and warrants to, and agrees with, the Underwriters that:

(a) Form S-3 Eligibility. Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the Securities Act.

(b) Effective Registration Statement. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; the Company has complied with any request on the part of the Commission for additional information, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at each Closing Date (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”) and the Trust

Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company in the letter from the Representatives, dated as of the date of this Agreement, the form of which is attached hereto as Exhibit A) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(c) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at each Closing Date, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information separately identified to the Company in the letter from the Representatives, dated as of the date of this Agreement, the form of which is attached hereto as Exhibit A) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.

(d) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (A) the most recent Annual Report on Form 10-K for the year ended December 31, 2019, filed by the Company and the Guarantor with the Commission, (B) the most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed by the Company and the Guarantor with the Commission, (C) each Current Report on Form 8-K filed (not furnished) by the Company and the Guarantor with the Commission on or after January 1, 2020 and (D) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

(e) Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The consolidated financial statements of the Guarantor, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries throughout the periods specified; and said financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Independent Accountants. KPMG LLP, who audited the annual consolidated financial statements of each of the Company and the Guarantor for the fiscal years ended December 31, 2019, 2018 and 2017 that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(g) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(h) Good Standing of the Company and the Guarantor. Each of the Company and the Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. Each of the Company and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) other than the Guarantor.

(i) Capitalization. The Company had, as of the dates indicated in the General Disclosure Package and the Final Prospectus, the duly authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders; and except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company or the Guarantor convertible into or exchangeable for any capital stock of the Company or the Guarantor, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Guarantor any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or the Guarantor to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options (other than, in the case of the Guarantor, for any such securities or obligations held by the Company). All of the issued and outstanding capital stock of the Guarantor has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or indirectly through subsidiaries, free and clear of any recorded liens, encumbrances, equities or claims.

(j) Air Carrier Certification. The Guarantor (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(k) Authorization of Agreements; Binding Obligations. This Agreement, the Indenture, the Guarantee, the Initial Securities and the Option Securities to which the Company or the Guarantor is, or is to be, a party have been duly authorized by the Company or the Guarantor, as applicable. This Agreement has been duly executed and delivered by the Company and the Guarantor. The Indenture and the Securities will be, at or prior to the applicable Closing Date, duly executed and delivered by the Company and the Guarantor. The Initial Securities and the Option Securities, as the case may be, when duly executed and delivered by the Company, and when duly authenticated by the Trustee in accordance with the terms of the Indenture will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Indenture, when duly executed and delivered by the Company and the Guarantor, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Guarantee, when the Initial Securities and the Option Securities, as the case may be, have been duly executed, authenticated, issued and delivered as provided in the Indenture, will be a valid and binding obligation of the Guarantor entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Securities will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(l) Authorization of Underlying Securities. The maximum number of Underlying Securities (assuming (i) full physical settlement of the Securities upon conversion, (ii) the maximum conversion rate under any “make-whole” adjustment applies, as described in the Indenture and (iii) the Underwriters exercise their option to purchase the Option Securities in full) (the “Maximum Number of Underlying Securities”) has been duly authorized by the Company, reserved for issuance upon conversion of the Securities and, if and when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights. No holder of the Underlying Securities will be subject to personal liability by reason of being such a holder. The Underlying Securities conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.

(m) Absence of Defaults and Conflicts. Neither the Company nor the Guarantor is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or the Guarantor or to which any of the property or assets of the Company or the Guarantor is subject, except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Securities or the Underlying Securities; and the execution and delivery by the Company and the Guarantor of this Agreement, the Indenture and the Notes, as applicable, the consummation by the Company and the Guarantor of the transactions herein and therein contemplated (including the issuance of any Underlying Securities upon conversion of the Notes), and the compliance by the Company and the Guarantor with their respective obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, any agreement or other instrument binding upon the Company or the Guarantor (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Securities), (ii) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational documents of the Company and the Guarantor, or (iii) result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective assets, properties or operations, except, in each case of this clause (iii), for such violations that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Securities. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or the Guarantor.

(n) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent, which the Company or the Guarantor expects to have a Material Adverse Effect.

(o) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantor, threatened, against the Company, the Guarantor or any of their respective subsidiaries which, in the judgment of the Company or the Guarantor, is likely to result in a Material Adverse Effect.

(p) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Securities, for the valid authorization, execution, delivery and performance by the Company and the Guarantor of this Agreement, the Indenture, the Notes to which the Company and the Guarantor is, or is to be, a party or for the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the Indenture, the Notes to which the Company and the Guarantor is, or is to be, a party, except (i) such as has been already obtained, (ii) such as are required under the Securities Act, the Securities Act Regulations or securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) with respect to the listing of the Underlying Securities on the Nasdaq Global Select Market and (iv) as are disclosed in the General Disclosure Package and the Final Prospectus.

(q) Investment Company Act. Each of the Company and the Guarantor is not, nor upon the issuance and sale of the Securities as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(r) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or the Guarantor (or, to the knowledge of the Company and the Guarantor, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company or the Guarantor in violation of, and the Company and the Guarantor have no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company and the Guarantor, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company or the Guarantor onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or the Guarantor or with respect to which the Company or the Guarantor has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of their business, the Company and the Guarantor conduct a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company and the Guarantor, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and the Guarantor has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Insurance. Each of the Company and the Guarantor carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its respective business and the value of its respective properties.

(t) Internal Controls. Each of the Company and the Guarantor maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements, and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Each of the Company and the Guarantor is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(u) Disclosure Controls and Procedures. Each of the Company and the Guarantor maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company or the Guarantor, as applicable, including its consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of the Company or the Guarantor, as applicable, by others within those entities; such disclosure controls and procedures are effective.

(v) No Unlawful Payments. Neither of the Company, the Guarantor nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of their respective subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or (4) laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. Each of the Company and the Guarantor has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company, the Guarantor and their respective subsidiaries of the Company’s and the Guarantor’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company and the Guarantor any knowledge they may have of violations of the Company’s and the Guarantor’s policies referred to above and no such reports have been made.

(w) No Brokerage Commission; Finder’s Fee. To the best of the Company’s and the Guarantor’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or the Guarantor and any person that would give rise to a valid claim against the Company, the Guarantor or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Reporting Company. Each of the Company and the Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(y) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(z) Possession of Licenses and Permits. Each of the Company and the Guarantor possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Company and the Guarantor is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company and the Guarantor have not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa) Compliance with Anti-Money Laundering Laws. The operations of the Company, the Guarantor and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Guarantor and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their respective subsidiaries with respect to the Anti- Money Laundering Laws is pending or, to the best knowledge of the Company and the Guarantor, threatened.

(bb) Sanctions. None of the Company, the Guarantor, any of their respective subsidiaries or, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Guarantor or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); the Company and the Guarantor will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries or joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the Nasdaq Global Select Market (the “Exchange”).

The parties hereto agree that any certificate signed by any officer of the Company or the Guarantor delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Guarantor, as applicable, to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell the Initial Securities to the Underwriters, and the Underwriters agree, to purchase, severally and not jointly from the Company and the Guarantor, the Initial Securities set forth opposite such Underwriter’s name in Schedule I hereto, at a purchase price of 97.04% of the principal amount thereof (the “Purchase Price”), $1,000,000,000 aggregate principal amount of the Initial Securities plus accrued and interest, if any, from June 25, 2020 to the Initial Closing Date, if the Initial Closing Date (as defined below) occurs thereafter.

(b) In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantor agree to sell the Option Securities to the Underwriters as provided in this Agreement, and the Underwriters shall have the option to purchase all or a portion of the Option Securities, severally and not jointly, from the Company and the Guarantor at the Purchase Price, plus accrued and interest, if any, in respect of the Option Securities, from June 25, 2020 to the applicable Additional Closing Date, if such Additional Closing Date occurs thereafter.

(c) If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by the Underwriters shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 5 hereof) bears to the aggregate principal amount of Initial Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

(d) The Representatives, on behalf of the Underwriters, may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Securities plus accrued interest, if any, in respect of the Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Initial Closing Date but shall not be earlier than the Initial Closing Date nor later than the 30th (thirtieth) day following and including, the date of the Final Prospectus. The option may be exercised solely to cover over-allotments in the sale of the Initial Securities by the Underwriters. Any such notice with respect to the exercise of the option shall be given at least two business days prior to the Initial Closing Date or any Additional Closing Date, as the case may be.

(e) Payment of the purchase price for, and delivery of, the Initial Securities, and any Option Securities to be purchased on the Initial Closing Date, shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, and, in the case of any other Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Representatives’ election to purchase such Option Securities. The time and date of such initial payment and delivery is referred to herein as the “Initial Closing Date” and the time and date for such payment and delivery for any other Option Securities, if other than the Initial Closing Date, is herein referred to as an “Additional Closing Date”. The Initial Closing Date together with any Additional Closing Date are hereinafter each referred to as a “Closing Date”. Payment shall be made for the Initial Securities and any Option Securities to the Company by federal funds wire transfer or transfer of other immediately available funds against delivery of the Securities to the account of the Underwriters at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters. The Notes shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as the Representatives may request in writing at least two full business days before the applicable Closing Date.

(f) Each Underwriter has authorized the Representatives, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Each Representative, individually and not as a Representative, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose payment shall not have been received by the Initial Closing Date or any Additional Closing Date, as the case may be

3. Covenants. Each of the Company and the Guarantor, jointly and severally, covenant with the Underwriters as follows:

(a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate number of the Securities to be purchased, the name of each Underwriter participating in the offering and the aggregate number of the Securities that each severally, and not jointly, has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price of the Securities, any selling concession and reallowance, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company and the Guarantor will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request. The Company and the Guarantor will prepare a final term sheet, in the form approved by the Representatives and attached as Annex A hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such rule.

(b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Securities is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Securities is required to be delivered under the Securities Act or the Securities Act Regulations, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Securities is required to be delivered under the Securities Act or the Securities Act Regulations, the Company and the Guarantor will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e) The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f) The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of such Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g) The Company shall use the proceeds received by it from the sale of the Securities in the manner indicated in the General Disclosure Package and the Final Prospectus under “Use of Proceeds.”

(h) The Company shall cooperate with the Underwriters and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(i) The Company, during the period after the date hereof and to the later of the Initial Closing Date and any Additional Closing Date, as the case may be, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j) The Company and Guarantor represent and agree that unless it obtains the prior consent of the Representatives, and each Representative represents and agrees that, unless it obtains the prior consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus, including any investor presentation on any “road show”, consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Securities remain unsold by the Underwriters, each of the Company and the Guarantor will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline each of the Company and the Guarantor is no longer eligible to file an automatic shelf registration statement, each of the Company and the Guarantor will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. Each of the Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(l) The Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m) For a period of 60 days after the date of the offering of the Securities (the “Restricted Period”), the Company and the Guarantor will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than any registration statement on Form S-8 or any successor forms thereto, or relating solely to any of the employee benefit plans of the Company and/or the Guarantor, as described in the Statutory Prospectus), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives. Notwithstanding the foregoing, such limitations shall not apply to: (i) the Securities to be sold hereunder; (ii) any shares of Common Stock of the Company issued upon the conversion thereof; (iii) any Common Stock of the Company to be offered and sold pursuant to the Concurrent Common Stock Offering (as defined in the General Disclosure Package); (iv) any shares of Common Stock of the Company issued (or withheld) upon the exercise or conversion of any options, warrants or other securities or restricted stock units outstanding on the date hereof or other equity-based awards under existing equity compensation plans and incentive retention plans, each as described in the Statutory Prospectus; (v) any options, restricted stock units or other equity-based awards granted under existing equity compensation plans and incentive retention plans; (vi) any warrants of the Company issued to the United States government, the U.S Department of Treasury or any similar agency under the Coronavirus Aid, Relief, and Economic Security Act, or any other similar government aid program (and any shares of Common Stock of the Company issued upon the exercise thereof); (vii) any of the actions described in the above paragraph with respect to the issuance of up to 10% of outstanding shares of Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such shares) in connection with any acquisitions, strategic partnerships or other commercial relationships, provided that the recipient of any such issuances described in this clause (vii) shall sign a lock-up agreement in the form attached hereto at Exhibit B.

(n) The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its reasonable best efforts to cause the Underlying Securities to be listed on the Exchange, subject to notice of issuance.

(o) The Company shall use its reasonable efforts to maintain the listing of the Underlying Securities on the Exchange for so long as the Common Stock is so listed.

(p) The Company shall maintain a transfer agent and registrar for the Common Stock.

(q) Between the date hereof and the Initial Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price (as defined in the Indenture) of the Notes assuming they are outstanding.

4. Conditions to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Initial Securities and any applicable Option Securities on the Initial Closing Date or any Option Securities on any Additional Closing Date, as the case may be, pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company and the Guarantor contained herein as of the date hereof, the Initial Closing Date and as of any such Additional Closing Date, as the case may be, to the accuracy of the statements of the officers of the Company and the Guarantor made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) At the Initial Closing Date and any such Additional Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

(b) At the Initial Closing Date and any such Additional Closing Date, as the case may be, the Underwriters shall have received:

(1) Opinions and a negative assurance letter, dated as of the Initial Closing Date and each such Additional Closing Date, of Latham & Watkins LLP, as counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to the Representatives.

(2) An opinion, dated as of the Initial Closing Date and each such Additional Closing Date, of Pillsbury Winthrop Shaw Pittman LLP, as regulatory counsel for the Company and the Guarantor, in form and substance reasonably satisfactory to the Representatives.

(3) An opinion and negative assurance letter, dated as of the Initial Closing Date and each Additional Closing Date, of Milbank LLP, as counsel for the Underwriters, with respect to such matters as may be reasonably requested by the Representatives.

(c) At the Initial Closing Date and each Additional Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company and the Guarantor, dated as of the Initial Closing Date or Additional Closing Date, as applicable, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantor, as applicable, contained in Section 1 hereof are true and correct with the same force and effect as though made at the Initial Closing Date or such Additional Closing Date, as applicable, and (iii) each of the Company and the Guarantor has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Initial Closing Date and each Additional Closing Date, as applicable.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Additional Closing Date, neither Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business nor Moody’s Investor Service, Inc. shall have downgraded the rating accorded the Company or the Guarantor of any of the securities of the Company, the Guarantor or any of their respective subsidiaries (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e) On the date hereof, the Initial Closing Date and each Additional Closing Date, the Representatives shall have received from KPMG LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f) At the Initial Closing Date, each of the Indenture and the Securities shall have been duly executed and delivered by the Company and the Guarantor, as applicable.

(g) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representatives and certain officers and directors of the Company listed in Exhibit C hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Initial Closing Date or Additional Closing Date, as the case may be.

(h) The Exchange has completed its review of a Listing of Additional Shares application concerning the Underlying Securities and has not provided comments.

(i) The Underwriters shall have received a letter, dated as of the date hereof and each Closing Date, from the Chief Financial Officer of the Company, in a form and substance reasonably satisfactory to the Representatives.

(j) The Company and the Guarantor shall have furnished to the Representatives and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(3) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company and the Guarantor theretofore to be performed, or the compliance with any of the conditions herein contained.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Representatives and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by the Underwriters, such failure to fulfill a condition may be waived by the Representatives, or this Agreement may be terminated by the Representatives by notice to the Company and the Guarantor at any time at or prior to the Initial Closing Date, or, in the case of the Option Securities, prior to any Additional Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 7 and 9 hereof, which provisions shall remain in effect notwithstanding such termination.

5. Payment of Expenses. The Company and the Guarantor, jointly and severally, shall pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, any Underwriter’s Questionnaire or related matters, (iii) expenses relating to the issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) expenses of qualifying the Securities under the applicable securities or “blue sky” laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the “blue sky” survey, (vi) all costs and expenses related to review by FINRA of the offering (including filing fees and the fees and expenses of of counsel for the Underwriters relating to review), (vii) any fees charged by rating agencies for rating the Securities, (viii) the fees and expenses of the Trustee, and the fees and disbursements of its counsel, (ix) all expenses and application fees related to the listing of the Underlying Securities on the Exchange and (x) any costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities. The Company and the Guarantor will also cause to be paid all expenses incident to the performance of their obligations under the Indenture and each of the other agreements and instruments referred to therein.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4, Section 10(i) or Section 10(iii) hereof, the Company and the Guarantor, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6. [Reserved].

7. Indemnification and Contribution. (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless the Underwriters, their affiliates, and their respective directors and officers and each person who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus (or any amendment thereto) or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or (b) made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) the Company and the Guarantor shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company and the Guarantor (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 7(d) hereof. This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 7(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company and the Guarantor by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the information in the letter from the Representatives, dated as of the date of this Agreement, the form of which is attached hereto as Exhibit A; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 7(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Sections 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Sections 7(a) or (b), notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Sections 7(a) or (b). In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 7 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 7, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 7(a) and the proviso in Section 7(b) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the Guarantor and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it hereunder and distributed to investors exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and the Guarantor, each officer of the Company and the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Guarantor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule I hereto and not joint.

8. Defaulting Underwriter.

(a) If on the Initial Closing Date or any Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally, and not jointly, in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Initial Closing Date or the Additional Closing Date, as the case may be; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.

(b) If on the Initial Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than 10% of the aggregate principal amount of Securities to be purchased on the Initial Closing Date or the Additional Closing Date, as the case may be, and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities.

(c) If, after giving effect to any such arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the total principal amount of the Securities, then this Agreement, or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the

Additional Closing Date, as the case may be, shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the provisions of Sections 5 and 7 hereof shall at all times be effective and shall survive such termination. In any such case the Representatives or the Company shall have the right to postpone the Initial Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the General Disclosure Package, the Final Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company and the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantor or the Underwriters, their affiliates, and their respective directors and officers or any controlling person of any of such persons and shall survive delivery of any Securities to the Underwriters.

10. Termination. This Agreement may be terminated immediately upon notice from the Representatives to the Company at any time at or prior to the Initial Closing Date or, in the case of the Option Securities, prior to any Additional Closing Date, (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company, the Guarantor and their respective subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company, the Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in the Representatives’ judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company or the Guarantor has been suspended by the Commission or the Exchange, or if trading generally on the Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 7 and 9 hereof shall remain in effect.

11. Miscellaneous; Notices.

(a) Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) All notices and other communications hereunder shall be in writing and effective only upon receipt, and, (i) if sent to the Representatives on behalf of the Underwriters, will be mailed or transmitted by any standard form of telecommunication to you in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room, in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: ###, in care of BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, Facsimile: ### with a copy to Attention: ECM Legal, Facsimile: ### and in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Eugene Sohn, Facsimile: ### and (ii) if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at 1 Skyview Drive, Fort Worth, Texas 76155, facsimile no. ###, attention of the Treasurer.

12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, affiliates and officers and directors referred to in Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said affiliates, directors and officers and controlling persons and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

13. No Fiduciary Duty. Each of the Company and the Guarantor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of such offering) and not as financial advisors or a fiduciaries to, or agents of, the Company, the Guarantor or any of their respective subsidiaries. Additionally, the Underwriters are not advising the Company, the Guarantor or any of their respective subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriters have advised or are advising the Company or the Guarantor on other matters). The Underwriters advise that they and their affiliates are engaged in a broad range of securities and financial services and that they and their affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or the Guarantor or their respective affiliates and that some of these services or relationships may involve interests that differ from those of the Company and the Guarantor and need not be disclosed to the Company and the Guarantor, unless otherwise required by law. The Company and the Guarantor have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall not have any responsibility or liability to the Company, the Guarantor or any of their respective subsidiaries or affiliates with respect thereto. Any review by the Underwriters of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriters and shall not be on behalf of the Company or the Guarantor. Each of the Company and the Guarantor waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall not have any liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim.

14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

15. Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) Each of the Company and the Guarantor agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company and the Guarantor agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c) Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriters that are a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriters of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriters that are a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriters become subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriters are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

(a) Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding between the Company and Standard Chartered Bank (“SC”), each of the Company and SC acknowledges that any liability of any EEA Financial Institution (as defined below) arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority (as defined below) and agrees and consents to, and acknowledges and agrees to be bound by:

(1) the application of any write-down or conversion powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be

(2) the effects of any Bail-in Action (as defined below) on any such liability, including, if applicable;

(1) a reduction, in full or in part, of any such liability

(2) conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or;

(3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.;

“Bail-in Action” means the application of any write-down or conversion powers by an EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“EEA Financial Institution” means (1) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, including SC, (2) any entity established in an EEA Member Country which is a parent of an institution described in clause (1) of this definition, or (3) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (1) or (2) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

20. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

21. Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement among the Company, the Guarantor and the Underwriters with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company, the Guarantor and the Underwriters in accordance with its terms.

Very truly yours,

AMERICAN AIRLINES GROUP INC.

By:	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

AMERICAN AIRLINES, INC.

By:	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written:

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

BofA Securities, Inc,

and

J.P. Morgan Securities LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule I hereto.

By: Goldman Sachs & Co. LLC

/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

By: Citigroup Global Markets Inc.

/s/ Rohith Adavikolanu
Name: Rohith Adavikolanu
Title: Director

By: BofA Securities, Inc.

/s/ Christie MacDonald
Name: Christie MacDonald
Title: Managing Director

By: J.P. Morgan Securities LLC

/s/ Jin Izawa
Name: Jin Izawa
Title: Vice President

[Signature page to Underwriting Agreement]

ANNEX A

to

Underwriting

Agreement

Pricing Term Sheet

Annex A to the

Underwriting Agreement

PRICING TERM SHEET

June 22, 2020

American Airlines Group Inc.

Offerings of

$1,000,350,000 of Shares of Common Stock (74,100,000 Shares)

$1,000,000,000 6.50% Senior Convertible Notes due 2025

The information in this pricing term sheet supplements (i) American Airlines Group Inc.’s (“AAG”) preliminary prospectus supplement, dated June 21, 2020 (the “Common Stock Preliminary Prospectus Supplement”), relating to an offering of common stock (the “Common Stock Offering”), and (ii) AAG’s preliminary prospectus supplement, dated June 21, 2020 (the “Convertible Notes Preliminary Prospectus Supplement”), relating to an offering of convertible senior notes (the “Convertible Notes Offering”), and, in each case, the accompanying prospectus, dated February 19, 2020, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). This pricing term sheet supersedes the information in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement, to the extent inconsistent with the information in the Common Stock Preliminary Prospectus Supplement and Convertible Notes Preliminary Prospectus Supplement, respectively. Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement. As used in this pricing term sheet, “we,” “our” and “us” refer to AAG.

Common Stock Offering

Issuer:	American Airlines Group Inc.

Securities:	74,100,000 shares of common stock, par value $0.01 per share, of American Airlines Group Inc. (the “Common Stock”) (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares solely to cover over-allotments, 85,215,000 shares of Common Stock)

Offering Size:	$1,000,350,000, which constitutes an increase of $250,350,000 from the amount to be issued disclosed in the Common Stock Preliminary Prospectus Supplement (or, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares, $1,150,402,500)

Ticker/Exchange for the Issuer’s Shares:	AAL / Nasdaq Global Select Market

Last Reported Sale Price per Share of the Common Stock on June 22, 2020:	$14.92

Public Offering Price per Share of Common Stock	$13.50

Underwriting Discount:	$0.43875 per share of Common Stock, and $32,511,375 in the aggregate (or $37,388,081.25 in the aggregate, if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock)

Trade Date:	June 23, 2020

Annex A to the

Underwriting Agreement

Settlement Date:	T + 2; June 25, 2020

Use of Proceeds:

We estimate that the net proceeds to us from the Common Stock Offering will be approximately $966.8 million (or approximately $1,112.0 million if the underwriters of the Common Stock Offering fully exercise their option to purchase additional shares of Common Stock), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds for general corporate purposes and to enhance our liquidity position.

Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. BofA Securities, Inc. J.P. Morgan Securities LLC

Barclays Capital Inc. Deutsche Bank Securities, Inc. Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC SMBC Nikko Securities America, Inc.

Co-Managers:	BNP Paribas Securities Corp. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. HSBC Securities (USA) Inc.

CUSIP / ISIN:	CUSIP: 02376R102 / ISIN: US02376R1023

Convertible Notes Offering

Issuer:	American Airlines Group Inc.

Guarantor:	American Airlines, Inc.

Ticker/Exchange for the Issuer’s Shares:	AAL / Nasdaq Global Select Market

Securities:	6.50% Convertible Senior Notes due 2025 (the “Notes” and together with the Guarantee, the “Securities”)

Size:	$1,000,000,000, which constitutes an increase of $250,000,000 from the principal amount to be issued disclosed in the Convertible Notes Preliminary Prospectus Supplement, plus up to an additional $150,000,000 principal amount pursuant to the Underwriters’ option to purchase additional Notes

Maturity Date:	July 1, 2025

Coupon:	6.50% per annum, accruing from, and including, the Settlement Date

Issue Price:	100.000% of principal amount per Note, plus accrued interest, if any, from, and including, the Settlement Date

Annex A to the

Underwriting Agreement

Underwriting Discount:	2.96% of the principal amount of the Securities, and $29,600,000 in the aggregate (or $34,040,000 in the aggregate, if the underwriters of the Convertible Notes Offering fully exercise their option to purchase additional Securities)

Interest Payment Dates: Record Dates:	January 1 and July 1 of each year, commencing January 1, 2021 December 15 and June 15 of each year

Trade Date:	June 23, 2020

Settlement Date:	T+2; June 25, 2020

Use of Proceeds:	We estimate that the net proceeds to us from the Convertible Notes Offering will be approximately $969.4 million (or approximately $1,115.0 million if the underwriters of the Convertible Notes Offering fully exercise their option to purchase additional Notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds for general corporate purposes and to enhance our liquidity position.

CUSIP / ISIN: Denominations/Multiple:	CUSIP: 02376R AF9 / ISIN: US02376RAF91 $1,000 x $1,000

Last Reported Sale Price per Share of the Common Stock on June 22, 2020:	$14.92

Initial Conversion Rate:	61.7284 shares of Common Stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $16.20 per share of Common Stock

Conversion Premium:	Approximately 20% above the Public Offering Price per Share of Common Stock in the Common Stock Offering

Bookrunners:

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Barclays Capital Inc.

Deutsche Bank Securities, Inc.

Credit Suisse Securities (USA) LLC

ICBC Standard Bank Plc

Morgan Stanley & Co. LLC

SMBC Nikko Securities America, Inc.

Co-Managers:	BNP Paribas Securities Corp. Credit Agricole Securities (USA) Inc. Standard Chartered Bank HSBC Securities (USA) Inc. MUFG Securities Americas Inc. BOK Financial Securities, Inc.

Annex A to the

Underwriting Agreement

Optional Redemption:	We may not redeem the Notes at our option at any time before July 5, 2023. Subject to the terms of the indenture, the Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after July 5, 2023 and on or before the 20th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding Notes, then the redemption will not constitute a make-whole fundamental change with respect to the Notes not called for redemption, and holders of the Notes not called for redemption will not be entitled to an increased conversion rate for such Notes as described above on account of the redemption, except in certain circumstances. See “Description of Notes—Optional Redemption” in the Convertible Notes Preliminary Prospectus Supplement.

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change:	If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares of Common Stock set forth in the table below corresponding (after interpolation as described below) to the make-whole fundamental change effective date and the stock price of such make-whole fundamental change:

Stock Price

Make-Whole Fundamental Change Effective Date	$13.50	$15.00	$16.20	$18.00	$20.00	$21.06	$25.00	$30.00	$35.00	$40.00	$50.00	$75.00	$100.00	$125.00
June 25, 2020	12.3456	10.7487	9.7173	8.4567	7.3420	6.8409	5.3600	4.0450	3.1086	2.4120	1.4630	0.3557	0.0099	0.0000
July 1, 2021	12.3456	9.6800	8.6963	7.5294	6.5235	6.0779	4.7736	3.6230	2.8029	2.1900	1.3462	0.3361	0.0081	0.0000
July 1, 2022	12.3456	8.3927	7.4222	6.3383	5.4545	5.0745	3.9876	3.0437	2.3717	1.8680	1.1674	0.3024	0.0052	0.0000
July 1, 2023	12.3456	6.9360	5.8790	4.8322	4.0815	3.7806	2.9636	2.2743	1.7857	1.4188	0.9044	0.2469	0.0025	0.0000
July 1, 2024	12.3456	5.4453	4.0025	2.8833	2.3075	2.1187	1.6564	1.2800	1.0126	0.8118	0.5298	0.1573	0.0013	0.0000
July 1, 2025	12.3456	4.9380	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Annex A to the

Underwriting Agreement

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

•

if the stock price is greater than $125.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Convertibles Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $13.50 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 74.0740 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Convertible Notes Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Generally.”

We have filed a registration statement (including a prospectus), the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement with the SEC for the offerings to which this communication relates. Before you invest, you should read the Common Stock Preliminary Prospectus Supplement or the Convertible Notes Preliminary Prospectus Supplement, as applicable, and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and these offerings. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable Preliminary Prospectus Supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at: dg.prospectus_requests@bofa.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or telephone: 1-866-803-9204.

The information in this pricing term sheet is not a complete description of the Common Stock, the Common Stock Offering, the Securities or the Convertible Notes Offering. You should rely only on the information contained or incorporated by reference in the Common Stock Preliminary Prospectus Supplement and the Convertible Notes Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the Common Stock or the Securities.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE I

to

Underwriting Agreement

Underwriters	Principal Amount of Initial Securities	Principal Amount of Option Securities
Goldman Sachs & Co. LLC	$127,437,000	$19,115,000
Citigroup Global Markets Inc.	$127,436,000	$19,115,000
BofA Securities, Inc.	$127,436,000	$19,115,000
J.P. Morgan Securities LLC	$127,436,000	$19,115,000
Barclays Capital Inc.	$59,512,000	$8,927,000
Deutsche Bank Securities Inc.	$67,146,000	$10,072,000
Credit Suisse Securities (USA) LLC	$42,705,000	$6,406,000
ICBC Standard Bank Plc	$96,398,000	$14,460,000
Morgan Stanley & Co. LLC	$42,705,000	$6,405,000
SMBC Nikko Securities America, Inc.	$42,705,000	$6,405,000
BNP Paribas Securities Corp.	$21,352,000	$3,203,000
Credit Agricole Securities (USA) Inc.	$21,352,000	$3,203,000
Standard Chartered Bank	$48,199,000	$7,230,000
HSBC Securities (USA) Inc.	$21,352,000	$3,203,000
MUFG Securities Americas Inc.	$21,352,000	$3,203,000
BOK Financial Securities, Inc.	$5,477,000	$823,000

Total:	$1,000,000,000	$150,000,000

SCHEDULE II

to

Underwriting

Agreement

AMERICAN AIRLINES GROUP INC.

Closing date, time and location:	10:00 A.M. on June 25, 2020 at the offices of Milbank LLP, 55 Hudson Yards, New York, NY 10001-2163

SCHEDULE III

to

Underwriting

Agreement

Schedule of Issuer Free Writing Prospectuses

1.	The Issuer Free Writing Prospectus, dated June 21, 2020, announcing the proposed offerings of the Notes and the Common Stock.

2.	The Issuer Free Writing Prospectus, dated June 22, 2020, containing the terms of the offering of the Notes and the terms of the Common Stock (in the form attached as Annex A hereto).

EXHIBIT A

to

Underwriting

Agreement

Form of Blood Letter

June 22, 2020

American Airlines Group Inc.

1 Skyview Drive

Fort Worth, TX 76155

Re:	American Airlines Group Inc.
$1,000,000,000	6.50% Convertible Senior Notes due 2025

Ladies and Gentlemen:

This letter is delivered by the undersigned to American Airlines Group Inc., a Delaware corporation (the “Company”), in connection with the Preliminary Prospectus Supplement, dated June 21, 2020, and the Final Prospectus Supplement, dated June 22, 2020 (together, the “Prospectus Supplement”), relating to the issuance and sale by the Company of $1,000,000,000 aggregate principal amount of the Company’s 6.50% Convertible Senior Notes due 2025.

For purposes of Section 7(b) of the underwriting agreement, dated June 22, 2020 (the “Underwriting Agreement”), among the Company, American Airlines, Inc., as guarantor, and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc., and J.P. Morgan Securities LLC (collectively, the “Representatives” of the several underwriters listed in Schedule I thereto, the “Underwriters”), we hereby confirm that we have furnished to you the following information for use in the Prospectus Supplement:

1.	The third sentence of the twelfth paragraph under the caption “Underwriting” in the Prospectus Supplement, concerning market-making activities by the Underwriters; and

2.

The thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Prospectus Supplement, concerning purchases to cover positions created by short sales and stabilization transactions by the Underwriters, respectively.

Other than as described above, we have not furnished you with any other information for use in the Prospectus Supplement, the General Disclosure Package, or any Incorporated Documents (or any amendment or supplement thereto). Capitalized terms used, but not defined, herein have the meanings assigned to such terms in the Underwriting Agreement.

[Signature page follows]

Very truly yours,

[REPRESENTATIVE]

By:

Name.
Title:

EXHIBIT B

to

Underwriting

Agreement

Form of Lock-up Agreement

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

June 20, 2020

Re:	American Airlines Group Inc. – Proposed Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the underwriters, propose to enter into (i) an Underwriting Agreement (the “Notes Underwriting Agreement”) with American Airlines Group Inc., a Delaware corporation (the “Company”) and American Airlines, Inc. (the “Guarantor”), providing for the public offering (the “Notes Offering”) of the Company’s Convertible Senior Notes due 2025, of the Company (the “Notes”) and (ii) an Underwriting Agreement (the “Shares Underwriting Agreement” and, together with the Notes Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Shares Offering” and, together with the Notes Offering, the “Offerings”) of the common stock, par value $0.01, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements.

In consideration of the Representatives’ agreement to purchase the Notes and the Common Stock and conduct the Offerings, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the Underwriting Agreements (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a) any disposition of shares of Common Stock, any other class of the Company’s capital stock, or other securities convertible into or exercisable or exchangeable for Common Stock by bona fide gift, by will or by intestacy;

(b) transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the offering (provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions);

(c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned (for the purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a trustor or beneficiary of such trust;

(d) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement;

(e) dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company to satisfy tax withholding or exercise price obligations in connection with the exercise of options to purchase Common Stock on a “cashless” or “net exercise” basis (provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to the Company set forth in this Letter Agreement);

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (provided that such plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period);

(g) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, the date hereof;

(h) the exercise or settlement of equity-based compensation awards of the Company granted under any stock incentive plan or stock purchase plan described (including through incorporation by reference) in the offering memorandum, including the withholding or sale of shares to satisfy exercise price, tax withholding obligations or both (provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to the Company set forth in this Letter Agreement, and provided further, that any public report or filing shall clearly indicate in footnotes the reason for such transfer and that no public filings or reports would be made voluntarily during the Restricted Period); and

(i) transfers of shares of Common Stock, any other class of the Company’s capital stock, or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company approved by the board of director of the Company (provided that any shares not transferred, sold or tendered remain subject to the restrictions contained in this Letter Agreement and further provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the securities owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement).

In the case of any transfer or distribution pursuant to clause (a) or (c); (i) each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this Letter Agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period. For purposes of clause (i) above, “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreements do not become effective by July 1, 2020 or if the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Offerings in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

[NAME OF STOCKHOLDER]

By:

Name:
Title:

EXHIBIT C

to

Underwriting

Agreement

LOCK-UP PARTIES

James F. Albaugh

Jeffrey D. Benjamin

John T. Cahill

Michael J. Embler

Matthew J. Hart

Susan D. Kronick

Martin H. Nesbitt

Denise M. O’Leary

W. Douglas Parker

Ray M. Robinson

Robert D. Isom

Derek J. Kerr

Maya Leibman

Stephen L. Johnson

Elise R. Eberwein